EXHIBIT D(2)


June 4, 1999



BURNHAM INVESTORS TRUST, on behalf of
Burnham Financial Services Fund
1325 Avenue of the Americas, 26 th Floor
New York, NY 10019

MENDON CAPITAL ADVISORS CORP.
1325 Avenue of the Americas
26th Floor
New York, New York 10019

                             SUB-ADVISORY AGREEMENT

Dear Sirs:

         Burnham Investors Trust (the "trust"), of which Burnham Financial Services Fund (the "fund") is a series, has been organized as a business trust under the laws of the State of Delaware to engage in the business of an investment company. The trust's shares of beneficial interest are currently divided into five series (including the fund), each series representing the entire undivided interest in a separate portfolio of assets.

         The board of trustees of the trust (the "trustees") has selected Burnham Asset Management Corp. (the "adviser") to provide overall investment advice and management for the fund, and to provide certain other services, under the terms and conditions provided in the investment advisory agreement, dated as of the date hereof, between the trust, on behalf of the fund, and the adviser (the "investment advisory agreement").

         The adviser and the trustees have selected Mendon Capital Advisors Corp. (the "sub-adviser") to provide the adviser and the fund with the advice and services set forth below, and the sub-adviser is willing to provide such advice and services, subject to the review of the trustees and overall supervision of the adviser, under the terms and conditions hereinafter set forth. The sub-adviser hereby represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Accordingly, the trust, on behalf of the fund, and the adviser agree with the sub-adviser as follows:

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1.       DELIVERY OF DOCUMENTS. The trust has furnished the sub-adviser with copies, properly certified or otherwise authenticated, of each of the following:

                  (a) agreement and declaration of trust of the trust, dated August 20, 1998 (the "declaration of trust");

                  (b)      by-laws of the trust as in effect on the date hereof;

                  (c) resolutions of the trustees selecting the sub-adviser as the investment sub-adviser to the fund and approving this sub-advisory agreement (the "agreement");

                  (d) resolutions of the trustees selecting the adviser as investment adviser to the fund and approving the investment advisory agreement and resolutions adopted by the initial shareholder of the fund approving the investment advisory agreement;

                  (e)      the adviser's investment advisory agreement;

                  (f) the fund's prospectus and statement of additional information; and

                  (g)      the trust's code of ethics.

         The adviser will furnish the sub-adviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any.

2. INVESTMENT SERVICES. The sub-adviser will use its best efforts to provide to the fund continuing and suitable investment advice with respect to investments, consistent with the investment policies, objectives and restrictions of the fund as set forth in the fund's prospectus and statement of additional information. In the performance of the sub-adviser's duties hereunder, subject always to the provisions contained in the documents delivered to the sub-adviser pursuant to
         Section 1 above, as from time to time amended or supplemented, the sub-adviser will, at its own expense:

                  (a) furnish the adviser and the fund with advice and recommendations, consistent with the investment policies, objectives and restrictions of the fund as set forth above, with respect to the purchase, holding and disposition of portfolio securities and other permitted investments;
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                  (b)      furnish the adviser and the fund with advice in
                           connection with policy decisions to be made by the board of trustees or any committee thereof about the fund's investments and, as requested, furnish the fund with research, economic and statistical data in connection with the fund's investments and investment policies that is reasonably available to the sub-adviser and necessary for the sub-adviser to perform its obligations hereunder;

                  (c) submit such reports relating to the valuation of the fund's securities as the adviser may reasonably request;

                  (d) subject to prior consultation with the adviser, assist the fund in any negotiations relating to the fund's investments with issuers, investment banking firms, securities brokers or dealers and other institutions or investors;

                  (e) consistent with the provisions of Section 7 of this agreement, place orders for the purchase, sale or exchange of portfolio securities for the fund's account with brokers or dealers selected by the adviser or the sub-adviser, provided that in connection with the placing of such orders and the selection of such brokers or dealers the sub-adviser will seek to obtain best price and execution, except as otherwise provided in the prospectus and statement of additional information of the fund or except as otherwise required by the fund;

                  (f) from time to time or at any time reasonably requested by the adviser or the trustees, make reports to the adviser or the trustees, as requested, of the sub-adviser's performance of the foregoing services;

                  (g) subject to the supervision of the adviser, maintain and preserve the records required by the Investment Company Act of 1940 (the "1940 Act") to be maintained by the sub-adviser (the sub-adviser agrees that such records are the property of the trust and copies will be surrendered to the trust promptly upon request therefor);

                  (h) give instructions to the custodian (including any sub-custodian) of the fund as to deliveries of securities to and from such custodian and payments of cash for the account of the fund, and advise the adviser on the same day such instructions are given;



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                  (i)      cooperate generally with the fund and the adviser to
                           provide information necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission, including Form N-1A, semi-annual reports on Form N-SAR, periodic statements, shareholder communications and proxy materials furnished to holders of shares of the fund, filings with states and with United States agencies responsible for tax matters, and other reports and filings of like nature.

         In the performance of its duties hereunder, the sub-adviser is and will be an independent contractor and unless otherwise expressly provided or authorized will have no authority to act for or represent the fund or trust in any way or otherwise be deemed to be an agent of the fund, the trust or of the adviser.

3. EXPENSES PAID BY THE SUB-ADVISER. The sub-adviser will pay the cost of maintaining the staff and personnel necessary for it to perform its obligations under this agreement, the expenses of office rent, telephone, telecommunications and other facilities that it is obligated to provide in order to perform the services specified in Section 2, and any other expenses incurred by it in connection with the performance of its duties hereunder.

4. EXPENSES OF THE FUND NOT PAID BY THE SUB-ADVISER. The sub-adviser will not be required to pay any expenses which this agreement does not expressly state will be payable by the sub-adviser. In particular, and without limiting the generality of the foregoing but subject to the provisions of Section 3, the sub-adviser will not be required to pay any fund expense or to reimburse the adviser for any such expense that the adviser is required to pay or costs of any broker-dealer in connection with the fund.

5. COMPENSATION OF THE SUB-ADVISER. The adviser will pay the sub-adviser, as compensation for services and expenses assumed hereunder, a fee as set forth in Schedule I. Sub-advisory fees payable hereunder will be computed daily and paid monthly in arrears. If this agreement is effective subsequent to the first day of the month, or if this agreement is terminated, the fee provided in this section will be computed on the basis of the number of days in the month for which this agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. The sub-adviser understands and agrees that neither the trust nor the fund has any liability for the sub-adviser's fee hereunder. Calculations of the sub-adviser's fee will be based on average net asset values as provided by the adviser.



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6.       OTHER ACTIVITIES OF THE SUB-ADVISER AND ITS AFFILIATES. Nothing herein contained will prevent the sub-adviser or any of its affiliates, directors, employees, or associates from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or a portfolio similar to the fund. It is specifically understood that officers, directors and employees of the sub-adviser and its affiliates may engage in providing portfolio management services and advice to other investment advisory clients of the sub-adviser or of its affiliates.

7. AVOIDANCE OF INCONSISTENT POSITION. In connection with purchases or sales of portfolio securities for the account of the fund, neither the sub-adviser nor any of its directors, officers or employees will act as principal or agent or receive any commission. The sub-adviser will not knowingly recommend that the fund purchase, sell or retain securities of any issuer in which the sub-adviser has a financial interest without obtaining prior approval of the adviser prior to the execution of any such transaction. Access persons (as defined in Rule 17j-1 under the 1940 Act) of the sub-adviser will provide personal trading reports to a designated representative of the adviser in accordance with the trust's code of ethics.

8. NO PARTNERSHIP OR JOINT VENTURE. The trust, the fund, the adviser and the sub-adviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

9. LIMITATION OF LIABILITY OF THE SUB-ADVISER. Neither the sub-adviser or any director, employee or shareholder of the sub-adviser will be liable for any error of judgment or mistake of law or for any loss suffered by the trust, the fund or the adviser in connection with the matters to which this agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the sub-adviser's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this agreement.



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10.      DURATION AND TERMINATION OF THIS AGREEMENT. This agreement will remain in effect until June 4, 2001 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (a) a majority of the trustees who are not interested persons of the adviser, of the sub-adviser or (other than as board members) of the trust, cast in person at a meeting called for the purpose of voting on such approval, and (b) either (i) the trustees or (ii) a majority of the outstanding voting securities of the fund. This agreement may, on 60 days written notice, be terminated at any time without the payment of any penalty by the fund by vote of a majority of the outstanding voting securities of the fund or by the board of trustees or by the adviser or by the sub-adviser. Termination of this agreement with respect to the fund will not be deemed to terminate or otherwise invalidate any provisions of any contract between you and any other series of the trust. This agreement will automatically terminate in the event of its assignment or upon the termination of the adviser's investment advisory agreement. In interpreting the provisions of this
         Section 10, the definitions contained in Section 2(a) of the 1940 Act (including the definitions of "assignment," "interested person" and "voting security"), will be applied.

11. AMENDMENT OF THIS AGREEMENT. No provision of this agreement may be changed or waived orally, but only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No amendment, transfer, assignment, sale, hypothecation or pledge of this agreement will be effective until approved by (a) the trustees, including a majority of the trustees who are not interested persons of the adviser, the sub-adviser or (other than as board members) the trust, cast in person at a meeting called for the purpose of voting on such approval, and (b) a majority of the outstanding voting securities of the fund, as defined in the 1940 Act.




12.      MISCELLANEOUS.
         -------------

         (a) The captions in this agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The name Burnham Investors Trust is the designation of the trustees under the declaration of trust, dated August 20, 1998 and the declaration of trust has been filed with the Secretary of State of the State of Delaware. The obligations of the trust and the fund are not personally binding upon, nor will resort be had to the private property of, any of the trustees, shareholders, officers, employees or agents of the trust or the fund, but only the fund's property will be bound. The fund will not be liable for the obligations of any other series of the trust.



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         (b)      Nothing herein contained will limit or restrict the
                  sub-adviser or any of its directors, officers, affiliates, or employees from buying, selling or trading in any securities for its or their own account or accounts. The trust and fund acknowledge that the sub-adviser and its directors, officers, affiliates, and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of by the fund. The sub-adviser will have no obligation to acquire for the fund, a position in any investment which the sub-adviser, its directors, officers, affiliates, or employees may acquire for its or their own accounts or for the account of another client if, in the sole discretion of the sub-adviser, it is not feasible or desirable to acquire a position in such investment for the fund. Nothing herein contained will prevent the sub-adviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security.

         (c) Any information supplied by the sub-adviser, which is not otherwise in the public domain, in connection with the performance of its duties hereunder is confidential and may be used only by the fund and/or its agents, and only in connection with the fund and its investments.

         (d) GOVERNING LAW. This agreement shall be governed by the substantive law of the State of New York and the applicable provisions of the 1940 Act.







                                   Yours very truly,

                                   BURNHAM ASSET MANAGEMENT CORP.


                                   By:  /S/ JOHN M. BURNHAM
                                      -----------------------
                                             John M. Burnham

                                   Its: PRESIDENT AND CHIEF EXECUTIVE OFFICER


The foregoing agreement is hereby
agreed to as of the date thereof.


 MENDON CAPITAL ADVISORS CORP.

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 By:   /S/ ANTON SCHUTZ
     ------------------
         Anton Schutz

 Its:      PRESIDENT
      -----------------



                                   SCHEDULE I


                                        ANNUAL FEE RATE AS A PERCENTAGE FUND OF
                                        ---------------------------------------
                                              AVERAGE DAILY NET ASSET VALUE
                                              -----------------------------

Burnham Financial Services Fund                              0.45%

         The average net asset value for the month will be based on the net asset value used in determining the price at which fund shares are sold, repurchased or redeemed on each day of the month.

         If this agreement becomes effective as to a fund subsequent to the first day of a month, or terminates before the last day of a month, your compensation for such fraction of the month will be determined by applying the foregoing percentages to the average daily net asset value of the fund during such fraction of a month and in the proportion that such fraction of a month bears to the entire month.